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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported):   October 28, 1999

                            McLEODUSA INCORPORATED
            (Exact name of registrant as specified in its charter)



           Delaware                 0-20763               42-1407240
         (State or Other          (Commission           (IRS Employer
         Jurisdiction of              File               Identification
         Incorporation)              Number)               Number)


       McLeodUSA Technology Park                  52406-3177
    6400 C Street S.W., P.O. Box 3177
            Cedar Rapids, IA
          (Address of Principal                    (Zip Code)
           Executive Offices)

  Registrant's telephone number, including area code: (319) 364-0000

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                   INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events.

Improvements in corporate organizational structure
--------------------------------------------------

        As McLeodUSA continues to grow, it continuously reexamines work flows within the organization. As a result of this process, McLeodUSA is introducing a new methodology to the workflow at McLeodUSA. Effective immediately, McLeodUSA has created teams focusing on product lines of service delivery. These teams will be supported by planning, development and operations groups and will work with a sales and distribution network.

    . Scott Cate, formerly President of recently acquired Access Communications will lead a Long Distance service delivery team and will be responsible for delivery of long distance services to customers, efficiently and with high quality.

    . Tom Hertz, formerly CEO of Dakota Telecommunications, acquired earlier this year, will be responsible for Planning and Development of the platform necessary to support the local, long distance and data. Effective immediately, Tom assumes much of the responsibilities of Tim Devine who resigned from the company.

    . Mike Brown, Group Vice President -- Customer Support, will now lead the operations groups, including Network Management Centers, Customer Circuit Install, Network Provisioning, Customer/Line Provisioning, Order Entry and Customer Service and ILEC Relations.

    . Steve Shirar and Blake Fisher, each a Group Vice President and Regional President, will be leading the sales and distributions groups, now including Product & Pricing and CLEC Marketing.


                                *     *      *

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (c)  Exhibits.

        None.



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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 28, 1999                     McLeodUSA Incorporated


                                      By: /s/ Randall Rings
                                         -------------------------------------
                                              Randall Rings
                                              Vice President, Secretary and
                                              General Counsel

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                                 EXHIBIT INDEX

     None.